Exhibit 99.1

Magnolia Solar Corporation Announces the Appointment of Professor Fred Schubert to Technical Advisory Board

WOBURN, MA- Magnolia Solar Corporation (OTCBB: MGLT) ("Magnolia Solar"), a developer of low-cost, thin-film photovoltaic modules used in defense and commercial applications, announced today that Professor Fred Schubert, Wellfleet Senior Constellation Professor of Physics at the Rensselear Polytechnic Institute (RPI) in Troy, NY, has joined its Technical Advisory Board. Professor Schubert is a world-renowned expert in optoelectronic devices and nanostructure-based antireflection coating technology.

Professor Schubert is named as the inventor or co-inventor on twenty eight U.S. patents and has authored or co-authored more than 250 publications. His books include Doping in III–V Semiconductors (1993), Delta Doping in Semiconductors (1996), and the first and second editions of Light-Emitting Diodes (2003 and 2006). He is a Fellow of the American Physical Society, IEEE, Optical Society of America, and SPIE. He received the Alexander von Humboldt Senior Research Award, Discover Award, R&D 100 Award, Boston University Provost Innovation Fund Award, VDE Literature Award for his book Doping in III–V Semiconductors, and the joint R&D Magazine and Micro/Nano Newsletter Award of Most Innovative Products of 2007.

Dr. Ashok K. Sood, President and CEO of Magnolia Solar Corporation, stated, "We are delighted to have Professor Schubert join our Technical Advisory Board to continue our close collaboration on several Government-funded programs. Professor Shubert’s expertise will support development of very high efficiency solar cells by incorporating nanostructure based antireflective coatings and light-trapping techniques. Magnolia is developing these next generations, high-efficiency solar cells for both defense and terrestrial markets.”

About Magnolia Solar Corporation:

Magnolia Solar Corporation, through its wholly-owned subsidiary, Magnolia Solar, Inc. is commercializing its nanotechnology-based, high efficiency, thin film technology allowing coatings to be deposited on glass or other flexible structures. This technology captures a wider band of the solar spectrum to produce high efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase the solar cell's efficiency, thereby reducing the cost per watt of the electricity produced.

Magnolia Solar is focused on becoming a highly competitive, low-cost provider of thin-film photovoltaic modules for terrestrial applications for defense and commercial markets. Magnolia's primary goal is to introduce modules that offer significant cost savings per watt over traditional silicon-based solar cells. Cells made with its technology will be suitable both for producing electricity for the electrical grid and for distributed power requirements such as lighting, residential, and commercial applications.

For more information, please visit www.MagnoliaSolar.com.

Forward-Looking Statements: This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

Contact:

Dr. Yash R. Puri
Executive Vice President and CFO
investorreation@magnoliasolar.com